Exhibit 2.1

EXECUTION VERSION

AMSURG CORP.

ARIZONA MERGER CORPORATION

ARIZONA II MERGER CORPORATION

c/o AmSurg Corp.

15 Burton Hills Boulevard, Suite 500

Nashville, Tennessee 37215

July 16, 2014

Sunbeam Holdings, L.P.

Sunbeam Primary Holdings, Inc.

1613 N. Harrison Parkway

Suite 200

Sunrise, Florida 33323

Attention: Jay A. Martus

Sunbeam GP LLC

Sunbeam GP Holdings, LLC

HFCP VI Securityholders’ Rep LLC

One Maritime Plaza, 12th Floor

San Francisco, California 94111

Attention: Arrie R. Park

Re:	Merger Agreement

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of May 29, 2014 (as it may be amended from time to time, the “Merger Agreement”), by and among AmSurg Corp., a Tennessee corporation (“Parent”), Arizona Merger Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), Arizona II Merger Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub II” and together with Parent and Merger Sub, the “Parent Parties”), Sunbeam GP Holdings, LLC, a Delaware limited liability company, solely for purposes of Article V and Section 2.8 therein and solely in its capacity as the sole holder of membership interests in the General Partner (as defined herein) (in such capacity, “Seller”), Sunbeam GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Sunbeam Holdings, L.P., a Delaware limited partnership (the “Partnership”), Sunbeam Primary Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Partnership (“Sunbeam Primary”), and HFCP VI Securityholders’ Rep LLC, a Delaware limited liability company, solely in its capacity as agent and attorney-in-fact for Seller and the Unitholders (as defined therein) (in such capacity, the “Unitholders’ Representative”, and collectively with the Parent Parties, Seller, the General Partner, the Partnership and Sunbeam Primary, the “parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

Pursuant to Section 7.2(a) and Section 7.2(b) of the Merger Agreement, subject to each of the employees of the Partnership and its Subsidiaries identified on Schedule A hereto agreeing to make a cash equity contribution to Sunbeam Primary in the amount identified for such employee on Schedule A hereto and in connection therewith such employee and Sunbeam Primary entering into a contribution agreement substantially in the form of Schedule B hereto (each, an “Equity Contribution Agreement”), Parent hereby agrees to the Partnership and/or its Subsidiaries making cash payments at or promptly after the Closing to the employees of the Partnership and its Subsidiaries identified on Schedule C hereto in the amounts identified for such employees on Schedule C hereto (each, a “Transaction Bonus”). Each of the Parent Parties acknowledges and agrees that the execution and delivery of the Equity Contribution Agreements by Sunbeam Primary pursuant to the immediately foregoing sentence shall not constitute a breach or inaccuracy of any of the representations or warranties of the Partnership set forth in Article IV of the Merger Agreement or any of the representations or warranties of Seller set forth in Article V of the Merger Agreement.

Pursuant to Section 11.4 of the Merger Agreement, the parties hereby agree that, notwithstanding anything to the contrary set forth in the Merger Agreement:

1. The Transaction Bonuses shall not constitute (a) Transaction Costs, except for an amount equal to the sum of (i) $227,750, plus (ii) the employer’s portion of any payroll, employment, FICA or similar Taxes of the Partnership and its Subsidiaries resulting from the Transaction Bonuses, (b) Specified Current Liabilities or (c) Closing Indebtedness.

2. Prior to the Closing, the Partnership shall effect a Specified Reorganization in the manner set forth in Exhibit D hereto and clause (iii) of Section 8.1(b) of the Merger Agreement shall be deemed satisfied for all purposes of the Merger Agreement and the Debt Commitment Letter.

3. Subject to the satisfaction of the conditions set forth in Article VIII of the Merger Agreement (or, to the extent permitted by applicable Law, the written waiver thereof by the party entitled to waive any such condition), the Closing Date shall be July 16, 2014.

On and after the date of this letter agreement, references to the Merger Agreement, including in the Merger Agreement, to “this Agreement”, “hereof”, “herein”, “hereunder” or words of like import shall mean and be references to the Merger Agreement as amended by this letter agreement. The Merger Agreement, as amended by this letter agreement, is and shall continue to be in full force and effect in accordance with its terms, and, except as expressly set forth in this letter agreement, no other amendment, waiver or modification to the Merger Agreement is agreed or to be implied.

This letter agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this letter agreement or the negotiation, execution or performance of this letter agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this letter agreement) shall be governed by and construed in accordance with the

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law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

This letter agreement may be executed in any number of counterparts (including by means of facsimile or e-mail in .pdf format), each of which will be deemed to be an original copy of this letter agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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If you are in agreement with the foregoing, please sign this letter agreement in the spaces provided below.

Sincerely,

PARENT:

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Executive Vice President and Chief Financial
Officer

MERGER SUB:

ARIZONA MERGER CORPORATION

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	President

MERGER SUB II:

ARIZONA II MERGER CORPORATION

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	President

[Signature Page to Letter Agreement (Merger Agreement Amendment)]

Acknowledged and accepted as of the date first set forth above:

SELLER:

solely for purposes of Article V and Section 2.8 of the Merger Agreement and solely in its capacity as the sole Holder of membership interests in the General Partner

SUNBEAM GP HOLDINGS LLC

By:	Hellman & Friedman Capital Partners VI, L.P., its sole managing member

By:	Hellman & Friedman Investors VI, L.P., its general partner

By:	Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

GENERAL PARTNER:

SUNBEAM GP LLC

By:	Sunbeam GP Holdings LLC, its sole managing member

By:	Hellman & Friedman Capital Partners VI, L.P., its sole managing member

By:	Hellman & Friedman Investors VI, L.P., its general partner

By:	Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

[Signature Page to Letter Agreement (Merger Agreement Amendment)]

PARTNERSHIP:

SUNBEAM HOLDINGS, L.P.

By:	/s/ Jay A. Martus
Name:	Jay A. Martus
Title:	Executive Vice President

SUNBEAM PRIMARY:

SUNBEAM PRIMARY HOLDINGS, INC.

By:	/s/ Jay A. Martus
Name:	Jay A. Martus
Title:	Executive Vice President

[Signature Page to Letter Agreement (Merger Agreement Amendment)]

UNITHOLDERS’ REPRESENTATIVE:

HFCP VI SECURITYHOLDERS’ REP LLC, solely in its capacity as agent and attorney-in-fact for Seller and the Unitholders

By:	Hellman & Friedman Capital Partners VI, L.P., its sole managing member

By:	Hellman & Friedman Investors VI, L.P., its general partner

By:	Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

cc:	Chad A. Skinner, Simpson Thacher & Bartlett LLP
Atif I. Azher, Simpson Thacher & Bartlett LLP
J. James Jenkins, Jr., Bass, Berry & Sims PLC